HUGHES ELECTRONICS CORPORATION


                                                                    EXHIBIT 23.1
    CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Form 8-K of Hughes Electronics Corporation of our report dated January 26, 2001 relating to the consolidated financial statements of Telocity Delaware, Inc., which appears in the Annual Report on Form 10-K of Telocity Delaware, Inc., which is incorporated in this Form 8-K.


   PricewaterhouseCoopers LLP


   San Jose, California
   April 16, 2001